As filed with the Securities and Exchange Commission on July 21, 2021
File No. 000-56281

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 3
TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934
Land Newco, Inc.
(Exact name of registrant as specified in its charter)
Delaware	86-2641661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
511 W. Freshwater Way Milwaukee, Wisconsin	53204
(Address of principal executive offices)	(Zip Code)
(414) 643-3739
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share
(title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10
This Registration Statement on Form 10 (“Registration Statement”) incorporates by reference information contained in (a) the joint proxy statement/prospectus-information statement (the “proxy statement/prospectus-information statement”) of Regal Beloit Corporation (“Regal”) and of Rexnord Corporation (“Rexnord”) filed as Exhibit 99.1 hereto and included within the Registration Statement on Form S-4 filed by Regal (Registration No. 333-255982) (the “Form S-4 Registration Statement”), (b) the Annual Report on Form 10-K of Regal for the fiscal year ended January 2, 2021 filed as Exhibit 99.2 hereto (the “Regal Form 10-K”), and (c) the definitive proxy statement on Schedule 14A of Regal for its 2021 annual meeting of shareholders filed as Exhibit 99.3 hereto (the “Regal Proxy Statement”), which includes the information referenced in Part III of the Form 10-K filed as Exhibit 99.2 hereto. None of the information contained in the proxy statement/prospectus-information statement, the Form S-4 Registration Statement, the Regal Form 10-K or the Regal Proxy Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.   Business.
The information required by this item is contained under the sections “Summary — Information about the Companies,” “Information About Regal,” “Information About the PMC Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the PMC Business” of the proxy statement/prospectus-information statement and Item 1 of the Regal Form 10-K and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” of the Regal Form 10-K. Those sections are incorporated herein by reference.
Item 1A.   Risk Factors.
The information required by this item is contained under the section “Risk Factors — Risks Related to the Combined Company Following the Transactions” of the proxy statement/prospectus-information statement and Item 1A of the Regal Form 10-K. Those sections are incorporated herein by reference.
Item 2.   Financial Information.
The information required by this item is contained under the sections “Summary Historical and Pro Forma Financial Data” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations of the PMC Business” of the proxy statement/prospectus-information statement and Items 7 and 7A of the Regal Form 10-K. Those sections are incorporated herein by reference.
Item 3.   Properties.
The information required by this item is contained under the section “Information About the PMC Business — Properties” of the proxy statement/prospectus-information statement and Item 2 of the Regal Form 10-K. Those sections are incorporated herein by reference.
Item 4.   Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section “Certain Beneficial Owners of Regal Common Stock” of the proxy statement/prospectus-information statement. That section is incorporated herein by reference.
Item 5.   Directors and Executive Officers.
The information required by this item is contained under the sections “Information About Regal — Directors and Executive Officers of Regal” of the proxy statement/prospectus-information statement, “Proposal 1 — Election of Directors” of the Regal Proxy Statement and “Information About Our Executive Officers” under Item 1 of the Regal Form 10-K. Those sections are incorporated herein by reference.

Item 6.   Executive Compensation.
The information required by this item is contained under the sections “The Transactions — Interests of Directors and Executive Officers in the Merger” of the proxy statement/prospectus-information statement and “Executive Compensation” and “Director Compensation” of the Regal Proxy Statement. Those sections are incorporated herein by reference.
Item 7.   Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections “The Transactions — Interests of Certain Persons in the Merger,” “Information About Regal — Certain Relationships and Related Person Transactions” and “Information About Regal — Related Person Transactions” of the proxy statement/ prospectus-information statement and “Policies and Procedures Regarding Related Person Transactions” and “Corporate Governance and Independent Directors” of the Regal Proxy Statement. Those sections are incorporated herein by reference.
Item 8.   Legal Proceedings.
The information required by this item is contained under the section “Information About the PMC Business — Legal Proceedings” of the proxy statement/prospectus-information statement and Item 3 of the Regal Form 10-K. Those sections are incorporated herein by reference.
Item 9.   Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections “Historical Market Price Data and Dividend Information for Regal,” “Description of Land Common Stock,” of the proxy statement/ prospectus-information statement and Item 5 and Item 12 of the Regal Form 10-K. Those sections are incorporated herein by reference.
Item 10.   Recent Sales of Unregistered Securities.
On February 14, 2021, Land Newco, Inc. issued 100 shares of its common stock to Rexnord LLC pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Land Newco, Inc. did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.
Item 11.   Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections “Description of Land Common Stock” and “Comparison of Rights of Stockholders Before and After the Merger” of the proxy statement/prospectus-information statement. Those sections are incorporated herein by reference.
Item 12.   Indemnification of Directors and Officers.
The information required by this item is contained under the section “Information Not Required in the Prospectus — Indemnification of Officers and Directors” of the Form S-4 Registration Statement. That section is incorporated herein by reference.
Item 13.   Financial Statements and Supplementary Data.
The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page F-1 of the proxy statement/prospectus- information statement and Item 8 of the Regal Form 10-K. Those sections are incorporated herein by reference.
Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.

Item 15.   Financial Statements and Exhibits.
(a)
Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page F-1 of the proxy statement/prospectus- information statement, Item 8 of the Regal Form 10-K. Those sections are incorporated herein by reference.
(b)
Exhibits

The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1†	Agreement and Plan of Merger, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc., Regal Beloit Corporation and Phoenix 2021, Inc. (incorporated by reference to Exhibit 2.1 to Regal Beloit Corporation’s Current Report on Form 8-K filed on February 19, 2021).
2.2†	Separation and Distribution Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation (incorporated by reference to Exhibit 10.1 to Regal Beloit Corporation’s Current Report on Form 8-K filed on February 19, 2021).
2.3†	Tax Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation (incorporated by reference to Exhibit 10.2 to Regal Beloit Corporation’s Current Report on Form 8-K filed on February 19, 2021).
2.4†	Employee Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation (incorporated by reference to Exhibit 10.3 to Regal Beloit Corporation’s Current Report on Form 8-K filed on February 19, 2021).
2.5†	Intellectual Property Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation (incorporated by reference to Exhibit 10.4 to Regal Beloit Corporation’s Current Report on Form 8-K filed on February 19, 2021).
2.6†	Real Estate Matters Agreement, dated as of February 15, 2021, by and among Rexnord Corporation, Land Newco, Inc. and Regal Beloit Corporation (incorporated by reference to Exhibit 10.5 to Regal Beloit Corporation’s Current Report on Form 8-K filed on February 19, 2021).
3.1**	Amended and Restated Certificate of Incorporation of Land Newco, Inc.
3.2**	Bylaws of Land Newco, Inc.
10.1	Credit Agreement, dated as of May 14, 2021, by and among Land Newco, Inc., the subsidiaries of Land from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as administrative agent. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Rexnord Corporation on May 20, 2021).
21.1**	Subsidiaries of Land Newco, Inc.
99.1	Joint Proxy Statement/Prospectus-Information Statement of Regal Beloit Corporation and Rexnord Corporation (incorporated by reference to Regal Beloit Corporation’s Registration Statement on Form S-4 filed pursuant to Rule 424(b)(3) filed on July 21, 2021)
99.2	Annual Report on Form 10-K of Regal Beloit Corporation for the fiscal year ended January 2, 2021 (incorporated by reference to Regal Beloit Corporation’s Annual Report on Form 10-K filed on March 2, 2021).
99.3	Definitive Proxy Statement on Schedule 14A of Regal Beloit Corporation (incorporated by reference to Regal Beloit Corporation’s Proxy Statement on Schedule 14A filed on March 18, 2021).

*
Filed herewith.

**
Previously filed.

†
Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) or 601(b)(2) of Regulation S-K. Land Newco, Inc. agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Land Newco, Inc.
By:	/s/ Mark W. Peterson Name: Mark W. Peterson Title: Senior Vice President and Chief Financial Officer
Date: July 21, 2021